Exhibit 99

Haber Inc. and GeoBASE Metals Corporation Enter into Zimbabwean Joint Venture to Recover Gold Using Green Technology While Creating Thousands of Rural Jobs.

Haber Inc. has entered into a joint venture with GeoBASE Metals Corp. a private Zimbabwean based minerals company which controls concessions containing gold, platinum group metals, nickel and other minerals located in Zimbabwe, Zambia and Botswana. The JV plans to develop its concessions and implement the Strategic Abatement of Mercury and Poverty (STAMP) in Zimbabwe using green technology.

Arizona Resources Inc. joint venture terminated for title defects on patented land claims.

ARLINGTON, Mass.--(BUSINESS WIRE)--September 14, 2009--Haber, Inc (“Haber”), (OTC: HABE), a Delaware corporation headquartered in Arlington, Mass., with proprietary technologies in the separations sciences and environmentally friendly processing of gold bearing ores, announced that it has entered into a joint venture (JV) with GeoBASE Metals Corporation (“GeoBASE”) a private Zimbabwean based minerals company which controls gold, platinum group metals, nickel-copper, beryllium and lithium-tantalite concessions located in Zimbabwe, Zambia and Botswana.

Under the terms of the agreement, the JV will form a Zimbabwean Company, “Haber GeoBASE Africa Minerals Company” (“HG”). Haber will grant to HG a non-exclusive, environmentally friendly, Haber Gold Process Four (HGP4) license and non-exclusive implementation and technology license for the STAMP program covering the African continent excluding Ghana and Tanzania. In exchange, GeoBASE will transfer title to HG on all its concessions located in Zimbabwe, Zambia and Botswana which includes hard rock and alluvial gold properties. Under the terms of the JV, each company will have an equal interest in HG, its assets and income. Haber will manage the STAMP program, and have exclusive control of all processing facilities required for minerals recovery. GeoBASE will be responsible for raising the funding necessary for each project. HG is responsible for exploration, mining and obtaining additional mineral claims, including diamond and molybdenum concessions, if and when, the appropriate opportunities arise. Haber retains the right to terminate the agreement if adequate funding is not raised within 6 months.

The STAMP program was developed to help eliminate the use of mercury by small-scale miners. It is designed to take advantage of the superior efficiencies, in the high 90 percent range, using the environmentally friendly HGP4 compared to the much lower efficiencies (approx. 35 to 65%) using mercury. The differential allows HG to pay mercury users more for their gold concentrate than they would receive by using mercury to extract the gold and dissuades them from using mercury in the future. STAMP produces “green” gold and raises the standard of living of the workers and adds significant jobs and economic stimulus to the economy while achieving high returns for HG.

Zimbabwe is seeking projects which can provide increased government revenues, employment, rural upliftment and significant stimulus to the economy. It also seeks a solution to illegal artisanal poachers, methods to eliminate the use of mercury and control of the illegal production and sale of gold. STAMP addresses all of these issues positively and directly. HG has made STAMP presentations to Zimbabwean government officials which received strong support from all parties. Additionally, there was an expressed interest in HGP4’s ability to treat and process sulfide ores on large scale mining operations which will be addressed in the future.

Albert B. Conti, CEO of Haber stated, ”We are pleased to enter into this JV with GeoBASE, which is comprised of experienced banking, business leaders, geologists, miners and management personnel. Funding is essential to our objectives and we are delighted that Gibson Nyathi, CEO of GeoBASE having served as deputy CEO with the ZIM Banking Corporation and with extensive experience in international and corporate banking will be responsible for securing the necessary funding for STAMP and other programs. HG has acquired a broad and impressive number of concessions from GeoBASE which, we believe, in itself will open up additional business alliances with major mining companies interested in specific mineral concessions under our control. Haber shareholders have a fifty percent interest in the valuations of these assets”. Conti, continues, “There is near unanimity among informed mining circles globally that Zimbabwe is the unsung, unheralded and virtually unrivalled home of some of the largest base and precious metal deposits in Africa, waiting to be tapped once the country’s economic and political policy direction have crystallized and placed on a consistent and predictable footing. Zimbabwe represents a unique opportunity; it’s a country that has essentially been dormant in mining for the last three decades. Accordingly, going forward, HG considers itself strategically positioned to transform itself into a serious mining company by taking advantage of several opportunities for increasing the company's mineral assets base and engage in multiple mining projects producing substantial revenues. We expect preliminary ground operations in Zimbabwe on one of HG’s gold concessions and/or the STAMP program to begin, on or before, mid 2010. However, no matter how optimistic management may be, there are no guarantees that funding will be secured, that STAMP or any other mining project will be implemented or that additional concessions will be acquired as anticipated.”

Zimbabwe's Ministry of Economic Planning and Investment Promotion has stated government's approval of STAMP and, while acknowledging that the government does not have the necessary funding at this time, they are willing to provide assistance in the context of government's regulatory framework in order to facilitate efforts by HG to raise $30 million required to implement STAMP from commercial market sources.

With the support and promotional assistance of the Zimbabwean government, HG will be seeking financing from private lending institutions, investors and other funding sources to implement the STAMP program which is projected to employ over 13,000 Zimbabweans when fully operational.

Gibson Nyathi, President and CEO of GeoBASE, said: “We are extremely pleased to be Haber’s partner in promoting the STAMP program and HGP4 process in Africa and are impressed with the technical capabilities that Haber brings to the mining sector. Its ability to deal with sulfide ores and their cost effective HGP4 process allows us to explore every gold project large and small with a great degree of confidence. Our two companies have entered into a close working relationship and I want to express GeoBASE’s commitment to meet the JV agreements funding mandate and to continue aggressively acquiring the best minerals concessions that can be assembled going forward. Also we definitively and wholeheartedly share Haber’s commitment to social upliftment and respect of the environment.”

A general description is provided below to identify some of the gold concessions being transferred into HG by GeoBASE. HG’s geologist will be providing a complete description and valuation of base and precious metals holdings in the future.

The Gwanda gold concessions, located about 150km south-west of Bulawayo, comprise 38 claims, totaling 380 hectares in size, and in the vicinity of an area that already hosts two medium-sized operating gold mines. The Gwanda Greenstone Belt, stretching for approximately sixty kilometers west to east, is reputedly one of Zimbabwe's highly prospective gold areas.

The Filabusi gold concessions, located approximately 65km south-west of Bulawayo, comprise 20 claims, totaling 200 hectares in size. GeoBASE acquired the mine in 2003. This mine has six separate shafts interconnected underground, with one section of the mine having four underground levels.

Gwanda and Filabusi Districts, approximately 75km apart, have some of the highest concentrations of small-scale gold miners in Zimbabwe, all attracted by a twin combination of the increasing gold price and the need work the country's high unemployment. Consequently, these districts constitute strong candidates for Regional Processing Centers envisaged under the STAMP Program.

Termination of Arizona Resources Inc.’s Joint Venture

Haber terminated the Arizona Resources Inc. joint venture pursuant to title considerations pertaining to 61 acres of patented claims in Cochise County Arizona. The decision is based on the defects in title identified by an Arizona based title company and the independent internal company evaluation which concluded that the property would expose Haber to unnecessary potential future risk.

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. The company’s Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. In addition, the company has the environmentally friendly Haber Gold Process Four (HGP4), a sulfide reduction, extraction and recovery process and the associated “Aladdin” proprietary processing equipment. For more information, call Peter R. D’Angelo (781) 643-2727, or visit the company’s website at http://www.habercorp.com.

About GeoBASE:

GeoBASE Metals Corporation is a Zimbabwe-based privately owned and managed junior exploration and mining development company with a special focus on gold and base minerals, including selected technology metals. The Company and its subsidiaries built a portfolio of mining claims blocks in Zimbabwe as well as outside it. GeoBASE is developing proven gold ore reserves located on the Filabusi Schist Belt and Gwanda Greenstone Belt in the southern half of Zimbabwe, thereby making the transition from an exploration company to a significant mining company. The company owns large blocks of gold claims blocks within both belts and intends to continually expand the company's gold resource base through focused exploration drilling programs, the acquisition of claims blocks with proven resources in the open market and the acquisition of existing gold mines with proven substantial gold resources.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, opportunities, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of Haber Inc. are qualified. Haber Inc. disclaims any obligations to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:
Haber, Inc.
Peter D’Angelo, 781-454-6219